UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Agreement and Plan of Merger

On October 24, 2022, we entered into an Agreement and Plan of Merger (as amended, modified, or waived from time to time, the "Agreement") with our wholly-owned subsidiary, Helbiz Merger Sub Inc. ("Merger Sub"), and Wheels Labs, Inc. (“Wheels”), a leading last-mile, shared electric mobility platform using proprietary vehicles with integrated helmet technology. Pursuant to the Agreement, in exchange for all of the outstanding share capital of Wheels, Merger Sub will merge with and into Wheels and become our wholly-owned subsidiary (the “Merger”). The Agreement will take effect on the closing date, which shall take place at such date as the parties may mutually agree to (the “Closing”). The following is a summary of the Agreement, and it is suggested you review the entire Agreement, which is attached as an exhibit to this Current Report, if you would like to have a deeper understanding of its terms.

Consideration

In exchange for all of the outstanding share capital of Wheels, the Company will issue to the current holders of the capital stock of Wheels: (a) Series A convertible preferred stock equal to up to more than nine and nine-tenths (9.9%) of our total issued and outstanding common stock immediately prior to the Closing (as may be adjusted downwards pursuant to the terms and conditions of the Agreement), and (b) warrants to purchase shares of Series A convertible preferred stock equal to up to four and nine-tenths (4.9%) of our total issued and outstanding common stock immediately prior to the Closing (as may be adjusted downwards pursuant to the terms and conditions of the Agreement).

The Series A convertible preferred stock will automatically convert into shares of the Company’s Class A common stock upon the approval of the majority of the holders of the Company’s common stock to allow for such issuance under Nasdaq Rule 5635 (the “Stockholder Approval”). If the Stockholder Approval has not been received within one-year of the Merger, then the holders of the Series A convertible preferred stock may vote to have the Series A Preferred Stock redeemed by the Company at the market price (as determined by the volume-weighted average price) of the Class A common stock on the date of the Merger. The Series A convertible preferred stock has no voting rights other than as to those matters that affect the Series A convertible preferred stock as a class. Starting March 31, 2023, we are to pay an annual dividend of 7.5% of the market price (as determined by the volume-weighted average price) of the Class A common stock on the date of the Merger payable in quarterly amounts. The form of the Certificate of Designation, Preferences and Rights is attached as an exhibit to the Agreement, which is attached as an exhibit to this Current Report.

The warrants to be issued pursuant to the Merger Agreement are exercisable for a share of Series A convertible preferred stock if exercised prior to the Stockholder Approval and for a share of Class A common stock if exercised after the Stockholder Approval. The exercise price for each warrant is $3.00, and the warrants are exercisable for three years. The form of the warrants is attached as an exhibit to the Agreement, which is attached as an exhibit to this Current Report.

Our current officers and directors will remain in their positions after the Merger.

Representations and Warranties

In the Merger Agreement, we make certain representations and warranties (with certain exceptions set forth in the Agreement’s disclosure schedule to the Agreement) relating to, among other things: (a) the proper corporate existence of Helbiz and its subsidiaries and similar corporate matters; (b) the proper corporate authorization by Helbiz in relation to the execution, delivery and enforceability of the Agreement and other transaction documents; (c) the non-contravening effect our performance under the Agreement will have in relation to our operations or compliance with related laws; (d) our capital structure; (e) brokers and finders fees; (f) intellectual property; (g) litigation; (h) our related party transactions; and (i) other customary representations and warranties.

In the Agreement, Wheels makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) the non-contravening effect of Wheels’s performance under the Agreement will have in relation to its operations or compliance with related laws; (d) no government authorization; (e) Wheels’s capital structure; (f) required consents; (h) financial statements; (i) property and title to assets; (j) litigation; (k) contracts; (l) licenses and permits; (m) intellectual property; (n) related party transactions; and (o) other customary representations and warranties.

Covenants and Conduct Prior to Closing

The Agreement contains customary covenants by the parties thereto, including, among other things, covenants with respect to the conduct of Helbiz and Wheels during the period between execution of the Agreement and the Closing. The covenants under the Agreement include, among other things, that the parties have agreed to operate their businesses in the ordinary course prior to the closing of the Agreement (with certain exceptions) and not to take certain specified actions without the prior written consent of either counterparty.

In addition, the parties agreed to take the following actions, among others, before the completion of the Merger that:

(i) prior to and until the Closing, neither party shall enter into Alternative Transactions (as defined therein) with any Person (as defined therein), and after the Closing to cease any solicitations, discussions or negotiations with any Person (other than the parties) conducted prior to the execution of the Agreement in connection with any Alternate Transaction;

(ii) prior to and until the Closing, all parties shall provide one another with any knowledge of any notice of (a) any consent provided within the Agreement that may give rise to any Action (as defined therein) or loss of any rights or privileges to any party to the Agreement, or create any lien on any party’s assets; (b) communications from any Governmental Entity (as defined therein) in connection to the transactions contemplated by the Agreement; (c) Actions commenced or threatened against any party or their stockholders that relate to the consummation of the Agreement; (d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change (as defined therein); (e) any inaccuracy of any representation or warranty of such party contained in the Agreement or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Agreement;

(iii) by November 15, 2022 Wheels shall provide Helbiz with complete copies of quarterly interim unaudited financial statements as would be required pursuant to Article 8 of Regulation S-X under the Securites Act; and

(iv) Wheels shall cause all holders of its convertible securities to convert, exercise or Wheels shall cancel such convertible securities.

Conditions to Closing

The Closing is subject to certain conditions, including among other things:

(a) that the parties shall not be restrained or prohibited from Closing due to (i) provisions of applicable law or court order, (ii) regulatory review by any stock exchange, and (iii) actions brought or commenced by any Governmental Entity (as defined therein) to enjoin or restrict the Closing;

(b) that to the satisfaction or waiver of Helbiz, (i) Wheels shall have duly performed in all material respects all of its obligations required to be performed by it at or prior to the Closing, (ii) Wheels shall have accurately have represented or warranted all its qualifications as of the Closing, (iii) no continuing event, change or occurrence shall have occurred which may reasonably be expected to have a Material Adverse Effect (as defined therein) upon Wheels, (iv) Helbiz shall have received a signed certificate from Wheels’s Chief Executive Officer as prescribed under the Agreement, (v) Helbiz shall have received Wheels’s Unaudited Financial Statements (as defined therein), (vi) Helbiz shall have received a copy of Wheels’s (a) Charter Documents (as defined therein);

(c) resolutions adopted by the board of directors of Wheels, and (c) a good standing certificate 30 days prior to the Closing., (vii) Wheels shall have executed a post-Closing Securityholder Lockup Agreements (as defined therein, and as more fully described within the Agreement) with Helbiz, (viii) Wheels shall have received Shareholder Approval (as defined therein) for the Merger, (ix) Helbiz shall have entered in the Employment Agreement (as defined therein, and as more fully described within the Agreement) with each individual set forth on schedule 8.8 of the Agreement, (x) Helbiz shall receive all FIRPTA certifications from Wheels stockholders as required under applicable law, (xi) that Helbiz shall have received written evidence of Wheel’s (a) release from any or all liens in respect to Wheels’s capital stock including the conversion or cancellation of all convertible securities, termination of shareholder or voting agreements, termination of rights of first refusals or rights to acquire Wheels’s capital stock, termination of any broker’s or finders’ fees binding upon Wheels, and termination of any agreements of Wheels related to profit sharing, and (b) amendments to Wheels’s notes related to the treatment of those notes, (xii) Helbiz shall have received a fairness opinion from DA Davidson & Co, (xiii) Wheels’s Security Agreement ( defined therein) shall have been terminated, and (xiv) Helbiz shall have received Wheels’s consent set forth on schedule 4.10 of the Agreement, and Government Approval (as defined therein); and

(d) that to the satisfaction or waiver of Wheels (i) Helbiz and the Merger Sub shall have duly performed in all material respects all of its obligations required to be performed by it at or prior to the Closing, (ii) Helbiz and the Merger Sub shall have accurately have represented or warranted all its qualifications as of the Closing, (iii) no continuing event, change or occurrence shall have occurred which may reasonably be expected to have a Material Adverse Effect (as defined therein) upon Helbiz, (iv) Wheels shall have received a true and correct list of Helbiz’s authorized and issued Capital Stock (as defined therein) at Closing and after Closing, (v) Wheels shall have received evidence of the issuance of Helbiz’s Merger Securities (as defined therein) to Wheels securityholders entitled to those Merger Securities, (vi) Wheels shall have received certificate signed by Helbiz’s Chief Executive Officer certifying those items contained within section 9.3(a-d) of the Agreement, (vii) Both Helbiz’s Class A Common Stock and public warrants shall continue to trade on the Nasdaq Capital Market, (viii) Helbiz shall have executed and delivered Wheels, a copy of each Additional Agreement (as defined therein), and (ix) Helbiz shall have filed the Certificate of Designations for the Series A convertible preferred stock, and there shall be no outstanding shares of that series A convertible preferred stock prior the Closing.

Item 3.02 Unregistered Sale of Equity Securities

In April 2022, we entered into a securities purchase agreement pursuant to which we issued $10 million of convertible notes and in August 2022, we entered into two securities purchase agreements pursuant to which we issued $13 million of convertible notes (all such notes, together with the 2021 Convertible Notes, the “Convertible Notes”).

From October 24, 2022 to October 28, 2022 we issued 12,397,190 Class A common shares in connection with the conversion of approximately $3.29 million of Convertible Notes.

The above-described issuances have been determined to be exempt from registration under the Securities Act of

1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

The following exhibits are attached to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Form of Agreement and Plan of Merger
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2022

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer